Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors,

My Size Inc.

We consent to the use of our report dated December 27, 2022, with respect to the consolidated financial statements of Naiz Bespoke Technologies, S.L. as of and for the years ended December 31, 2022 and 2021 included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Airen Auditores SLP

Airen Auditores SLP

Accounts Auditor, registered in the ROAD with no. S-2566

Toledo, Madrid, Spain

January 30, 2023